EXHIBIT 3.6

AMENDED AND RESTATED BY-LAWS

of

TRULITE, INC.

Effective as of May 23, 2007

AMENDED AND RESTATED BY-LAWS

of

TRULITE, INC.

Effective as of May 23, 2007

ARTICLE I

STOCKHOLDERS

Section 1.  Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and for the transaction of any other business to properly come before such meeting shall be held on such date in each year and at such time as shall be designated by the Board of Directors (sometimes referred to here as the “Board”) and stated in the notice (or any supplement thereto) of the meeting.

Section 2.  Presiding Officer and Conduct of Meetings.

(a)  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

(b)  The Chairman of the meeting shall appoint at least two (2) persons to act as inspectors of election at the meeting.

(c)  Subject to the following, annual and special meetings of stockholders generally shall follow accepted rules of practice and procedure for the orderly conduct of stockholder meetings:

(i)
The Chairman of the meeting shall have absolute authority and shall make the final decision over matters of procedure and on any motion or question to come before such meeting and there shall be no appeal from the ruling of the Chairman.

(ii)
If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon the Chairman so doing, the meeting shall be immediately adjourned.

(iii)	The Chairman may ask or require anyone not a bona fide stockholder or proxy entitled to vote thereat to leave the meeting.

(d)  At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. Nominations of individuals for election to the Board of Directors must be made in accordance with the procedures set forth in Section 13 of this Article I. To be properly brought before the annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to resolution duly adopted with respect thereto, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 2 of Article I, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2 of Article I. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2 of Article I, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e)  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and must otherwise have complied with the requirements set forth in these By-Laws with respect to such notice. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, provided, however, if the date of the meeting has changed more than thirty (30) days from the prior year, then notice must be delivered or mailed and received by such other date as may be set forth by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of voting stock of the Corporation that are beneficially owned by the stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, (v) a description of any material interest of the stockholder in such business and (vi) the text of any proposal, along with a statement in support of such proposal, that the stockholder wishes to bring to the attention of the Board of Directors. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 2 of Article I, including the time periods set forth thereunder for stockholder proposals requested to be included in the Corporation’s proxy statement to stockholders.

(f)  Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder; and the Corporation shall not be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and such rules or regulations; provided, however, that nothing in this Section 2 of Article I or in Section 13 of Article I shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by a majority of the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 4.  Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Delaware.

Section 5.  Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a stockholder in writing of notice of a stockholders’ meeting, signed by such stockholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting of which the stockholder has had no notice.

Section 6.  Closing of Transfer Books and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 7.  Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 8.  Quorum and Vote Required for Action. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders and the vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9.  Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

Section 10.  Vote of Each Share. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

Section 11.  Cumulative Voting. There shall be no cumulative voting whatsoever permitted on any matter.

Section 12.  Action by Stockholders without Meeting. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 13.  Nominations for Election as a Director.

(a)  Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors pursuant to resolution duly adopted with respect thereto or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 13 of Article I, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 13 of Article I. The Chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

(b)  To be properly made by a stockholder, a nomination of a person for election to the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, notice of a nomination made by a stockholder shall be delivered or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, provided, however, that if the date of the meeting has changed more than thirty (30) days from the prior year, then notice must be delivered or mailed and received by such other date as may be set forth by the Corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 5 of Article I or public disclosure of the date of the special meeting was made, whichever first occurs.

(c)  Such stockholder notice to the Secretary shall set forth (i) the name(s) of the nominee(s) and the address and principal occupation or employment of each, (ii) a description of all arrangements or understandings between the stockholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iii) the written consent of each nominee to serve if so elected and (iv) any other information relating to such person that is required to be disclosed in a proxy statement soliciting proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act. The stockholder notice shall also provide (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person nominated by a stockholder shall be eligible to serve as a director of the Corporation (i) who would not be eligible to serve under the listing requirements of the exchange or exchanges on which the Corporation’s shares are traded at the time of such person’s nomination and (ii) unless nominated in accordance with the procedures set forth in this Section 13 of Article I. Notwithstanding the foregoing provisions of this Section 13 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 13 of Article I, including the time periods set forth thereunder for stockholder proposals requested to be included in the Corporation’s proxy statement to stockholders.

(d)  Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any director nominee(s) proposed by a stockholder in its proxy statement or otherwise present any such director nominee(s) proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder; and the Corporation shall not be required to include in its proxy statement to stockholders any director nominee(s) proposed by a stockholder not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and such rules or regulations; provided, however, that nothing in this Section 13 of Article I or in Section 2 of Article I shall be deemed to affect the rights of stockholders to propose director nominees for inclusion in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

Section 1.  General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.  Number, Qualifications and Term. The Board of Directors shall be comprised of no less than three (3) members and no more than twelve (12) members, with the exact number of directors being determined from time to time by resolution adopted by the Board of Directors. Each director, once elected, will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office in accordance with Delaware law and these By-Laws and his death. No decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation or residents of Delaware. Directors elected by the Board of Directors to fill vacancies upon an increase in the number of directors as provided in Article II, Section 10 of these By-Laws, shall be allocated to a class by resolution adopted by the Board of Directors.

Section 3.  Chairman. A majority of the directors shall annually elect from its members a Chairman who shall preside at all meetings of the Board of Directors. The Chairman shall hold this office until the next regular meeting of the Board of Directors immediately following the annual meeting of the stockholders or until the Chairman’s successor shall have been elected and qualified. In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation, if such individual is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

Section 4.  Secretary. The Secretary of the Board of Directors shall be the Secretary of the Corporation, and the Secretary shall act as Secretary of the directors’ meetings and record the minutes of all such meetings. If the Secretary of the Corporation is not available, then the Chairman, or the Chief Executive Officer, as the case may be, may appoint a person to serve as Secretary of the meeting, and such person shall not be required to be a member of the Board of Directors nor an officer of the Corporation.

Section 5.  Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the Chief Executive Officer by giving written notice thereof as provided in Section 7 of this Article I.

Section 6.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Chairman of the Board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 7.  Notice. Notice of any special meetings shall be given at least one (1) day previously thereto by a written notice delivered personally, mailed or sent by telecopy to each director at his or her business address, by telegram or by electronic mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by telecopy, such notice shall be deemed to be delivered upon successful transmission of such notice, confirmed by telephone. If notice be given by electronic mail, such notice shall be deemed delivered when sent to the electronic mail address for such director appearing in the records of the Corporation.

Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8.  Quorum. A majority of the number of directors fixed by the Board of Directors pursuant to Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.  Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10.  Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders and, if elected by the stockholders at such election, shall serve for the remainder of such director’s term.

A vacancy shall be deemed to exist by reason of the death, resignation, failure or refusal to act by the person elected, upon the failure of stockholders to elect directors at any annual meeting of stockholders, upon the failure of stockholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of these By-Laws, or upon an increase in the number of directors by amendment of these By-Laws.

Section 11.  Removal. Any director may be removed, but only with cause, by a vote of the holders of not less than a sixty-six and two-thirds (66 2/3) majority of shares then entitled to vote at an election of directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) has been declared of unsound mind by order of a court of competent jurisdiction and such determination is no longer subject to direct appeal, (iii) has committed a gross dereliction of duty or (iv) has committed an action which constitutes intentional misconduct or a knowing violation of the law if such action in either event results both in an improper substantial personal benefit to the director and a material injury to the Corporation. If the entire Board of Directors or any one (1) or more of the directors is removed for cause, new directors may be elected at the same meeting for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the director or the directors so removed for cause shall be deemed to create a vacancy or vacancies in the Board of Directors.

Section 12.  Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 13.  Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof in which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to have a dissent entered into the minutes or to file a written dissent shall not apply to a director who voted in favor of such action or abstained from voting.

Section 14.  Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one (1) or more of its directors, or between the Corporation and any firm of which one or more if its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 15.  Committees. The Board of Directors may, as it determines in its discretion, by resolution or resolutions passed by a majority of the Board of Directors, constitute an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee, and one or more other committees of the Board, which shall in each case consist of such number of directors as the Board of Directors may determine or as may be required by applicable law or the listing requirements of the exchange or exchanges on which the Corporation’s shares are traded. Each committee shall have and may exercise such powers in the management of the business and affairs of the Corporation as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them or in any charters adopted therefor, subject to such restrictions as may be contained in the Certificate of Incorporation or that may be imposed by law or the listing requirements of the exchange or exchanges on which the Corporation’s shares are traded. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or any director by law.

Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution or in any charters adopted therefor. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time, subject to applicable law and the listing requirements of the exchange or exchanges on which the Corporation’s shares are traded. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the Corporation.

By resolution of the Board of Directors, the members of each committee may be paid their expenses, if any, for attendance at each committee meeting and may be paid a fixed sum for attendance at each committee meeting. No such payment shall preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 16.  Action by Directors without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the members of the Board of Directors or committee thereof, as the case may be. The signed consent, or a signed copy, shall be placed in the minute book. A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes hereof if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by a director and the date on which the director transmitted the transmission. As permitted by the Delaware General Corporation Law (the “DGCL”), members of the Board of Directors, or members of any committee designated by such Board, may participate and hold a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting pursuant to a conference call or similar communications equipment shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1.  Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including one (1) or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and one or more Assistant Secretaries or Assistant Treasurers. Any two (2) or more offices may be held by the same person.

Section 2.  Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the officer’s successor shall have been duly elected and shall have qualified or until the officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without the prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 4.  Vacancies. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board of Directors, and shall in general supervise and control all business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary, Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation. The Chief Executive Officer may agree upon and execute any deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  President. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be assigned to such individual by the Chief Executive Officer or by the Board of Directors. If a President has not been elected by the Board of Directors or such office is otherwise vacant, the Chief Executive Officer shall assume the duties incident to the office of the President.

Section 7.  Chief Financial Officer. In the absence of the Chief Executive Officer and the President, or in the event of their death or inability or refusal to act, the Chief Financial Officer shall perform the duties of the Chief Executive Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The Chief Financial Officer shall (a) be custodian of the financial records of the Corporation, (b) analyze, monitor and present results of financial operations to the Board of Directors, the Chief Executive Officer and the President and otherwise as directed by the Board of Directors, (c) design, establish and administer or cause to be designed, established and administered an integrated financial reporting system with appropriate internal controls, (d) ensure compliance with all applicable federal laws and regulations governing the financial reporting obligations of the Corporation, as well as any listing requirements applicable to the Corporation, (e) conduct periodic internal reviews of financial reporting policies, procedures and systems and (f) in general perform all of the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to such individual by the Chief Executive Officer or by the Board of Directors.

Section 8.  Secretary. The Secretary shall: (a) keep the minutes of the Stockholders’ and the Board of Directors’ meetings in one (1) or more books provided for that purpose; (b) see that all notices be duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) shall have charge of the certificate books, transfer books and stock ledgers; (e) sign with the Chief Executive Officer certificates for shares of the Corporation, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such individual by the Chief Executive Officer or by the Board of Directors.

Section 9.  Vice Presidents. In the absence of the Chief Executive Officer, the President and the Chief Financial Officer, or in the event of their death or inability or refusal to act, the Vice President or (in the event that there be more than one (1) Vice President) the Vice Presidents, in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election, shall perform the duties of the Chief Executive Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general the Vice President or (in the event that there be more than one (1) Vice President) the Vice Presidents shall perform such other duties as from time to time may be assigned to such individual by the Chief Executive Officer or by the Board of Directors.

Section 10.  Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories in the manner prescribed by the Board of Directors; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to such individual by the Chief Executive Officer or by the Board of Directors. If a Treasurer has not been elected by the Board of Directors or such office is otherwise vacant, the Chief Financial Officer shall assume the duties incident to the office of the Treasurer.

Section 11.  Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall exercise the powers of the Secretary or of the Treasurer, respectively, during that officer’s absence or inability to act.

Section 12.  Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such individual is also a director of the Corporation.

Section 13.  Non-Elected Officers. The Chief Executive Officer shall be authorized to hire individuals on behalf of the Corporation with such titles, duties and positions as may be determined to be appropriate by the Chief Executive Officer but, unless such individuals are elected by the Board of Directors, such individuals shall not be nor be deemed to be officers of the Corporation as contemplated in this Article III irrespective of any such individual’s title, duties or position.

ARTICLE IV

INDEMNIFICATION

Section 1.  Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 2.  Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IV, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article IV or otherwise.

Section 3.  Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article IV is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the Corporation.

Section 4.  Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article IV shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 5.  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.  Indemnification of Other Persons. This Article IV shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of Covered Persons under this Article IV.

Section 7.  Amendments. Any repeal or amendment of this Article IV by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article IV, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.  Certain Definitions. For purposes of this Article IV, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 9.  Contract Rights. The rights provided to Covered Persons pursuant to this Article IV shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 10.  Severability. If any provision or provisions of this Article IV shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IV shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IV (including, without limitation, each such portion of this Article IV containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE V

CERTIFICATES AND STOCKHOLDERS

Section 1.  Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the Chief Executive Officer and Secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be facsimile.

Section 2.  Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Section 3.  Payment for Shares.

(a)  The consideration for the issuance of shares shall consist of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

(b)  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d)  The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

Section 4.  Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

Section 5.  Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)  Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and

(b)  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c)  Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(d)  Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Section 6.  Registration of Transfer. The Corporation shall register the transfer of a new certificate for shares presented to it for transfer if:

(a)  The certificate is properly endorsed by the registered owner or by his or her duly authorized attorney; and

(b)  The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange and reasonable assurance is given that such endorsements are effective; and

(c)  The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d)  Any applicable law relating to the collection of taxes has been complied with.

Section 7.  Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.

Section 8.  Pre-Emptive Rights. No stockholder or other person shall have any pre-emptive right whatsoever.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.  Offices. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the DGCL to be maintained in the State of Delaware, shall be the principal place of business of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal business of the Corporation.

Section 2.  Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these By-Laws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3.  Securities of Other Corporations. The Chief Executive Officer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 4.  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.  Relation to Certificate of Incorporation. These By-Laws are subject to, and governed by, the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Directors, subject to repeal or change by action of the stockholders.